CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Equity Income Fund:

We consent to the use of our report dated December 16, 2015, with respect to the financial statements and financial highlights of Oppenheimer Equity Income Fund as of October 30, 2015, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/S/ KPMG
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KPMG LLP

Denver, Colorado

December 22, 2015